Exhibit 99.1

NEWS

INVESTOR CONTACT:    (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS JANUARY 2008 OPERATIONAL RESULTS

CALABASAS, CA (February 15, 2008) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended January 31, 2008.  A summary of the Company’s key operating statistics is included below:

•                  Average daily mortgage loan application activity for January 2008 was $2.6 billion, which compares to $1.5 billion for December 2007.  The mortgage loan pipeline was $51 billion at January 31, 2008, as compared to $35 billion for December 2007.

•                  Mortgage loan fundings for the month of January 2008 were $22 billion, down six percent from December 2007.

•                  The mortgage loan servicing portfolio increased modestly to $1.48 trillion at January 31, 2008, up $3.6 billion from December 31, 2007 and $163 billion from January 31, 2007.

•                  Banking Operations’ assets were $111 billion at January 31, 2008, which compares to $113 billion at December 31, 2007 and $83 billion at January 31, 2007.

•                  Securities trading volume in the Capital Markets segment was $336 billion for January 2008 as compared to $315 billion for December 2007 and $313 billion for January 2007.

•                  Net earned premiums from the Insurance segment were $163 million in January 2008, which compares to $164 million for December 2007 and $112 million for January 2007.

ABOUT COUNTRYWIDE

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services residential and commercial loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, financial results, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: lack of or further reduced access to corporate debt markets or other sources of liquidity; additional disruptions in the secondary mortgage market; increased credit losses due to downward trends in the economy and in the real estate market,

Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

including as a result of continued increases in the delinquency rates of borrowers and slower or negative home price appreciation; adverse changes in the Company’s credit ratings, including any downgrade that causes the Company to lose its investment grade credit rating; continued increases in credit exposure resulting from the Company’s decision to retain more loans in its portfolio of loans held for investment; competitive conditions in each of the Company’s business segments; unexpected changes in general business, economic, market and political conditions in the United States; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; unforeseen cash or capital requirements; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

(Tables follow)

Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

2

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended January 31,
	2008	2007
LOAN PRODUCTION
Number of Working Days in the Period	21	21
Average Daily Mortgage Loan Applications	$2,639	$2,820
Mortgage Loan Pipeline (loans-in-process)	$51,038	$58,697
Commercial Real Estate Loan Pipeline (loans-in-process)	$254	$1,954

Loan Fundings:
Retail Lending	$9,396	$12,647
Wholesale Lending	2,542	7,155
Correspondent Lending	9,890	16,261
Capital Markets Purchases	3	309
Banking Operations Purchases	54	741
Total Mortgage Loan Fundings	21,885	37,113
Commercial Real Estate Lending	50	654
Total Loan Fundings	$21,935	$37,767

Total Bank Loan Fundings (2)	$21,090	$15,520

Loan Fundings in Units:
Retail Lending	46,798	70,212
Wholesale Lending	11,674	34,318
Correspondent Lending	47,301	80,195
Capital Markets Purchases	4	951
Banking Operations Purchases	55	9,395
Total Mortgage Loan Fundings	105,832	195,071
Commercial Real Estate Lending	11	60
Total Loan Fundings	105,843	195,131

Total Bank Loan Fundings (2)	104,008	91,176

Mortgage Loan Fundings (3):
Purchase	$6,831	$13,268
Non-purchase	15,054	23,845
Total Mortgage Loan Fundings	$21,885	$37,113

Mortgage Loan Fundings by Product:
Government Fundings	$2,559	$1,100
ARM Fundings	$2,832	$13,748
Home Equity Fundings	$872	$3,586
Nonprime Fundings	$—	$2,939

MORTGAGE LOAN SERVICING (4)
Volume	$1,479,852	$1,316,579
Units	9,022,399	8,277,857
Subservicing Volume (5)	$24,212	$17,244
Subservicing Units	210,814	174,330
Prepayments in Full	$12,459	$19,126
Bulk Servicing Acquisitions	$27	$1,103
Servicing Portfolio Performance - CHL (6)
Delinquency as a percentage of:
unpaid principal balance	7.47%	4.32%
number of loans serviced	7.09%	4.71%
Foreclosures Pending as a percentage of:
unpaid principal balance	1.48%	0.77%
number of loans serviced	1.05%	0.69%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended January 31,
	2008	2007
LOAN CLOSING SERVICES (units)
Credit Reports	852,405	897,918
Flood Determinations	2,639	310,340
Appraisals	156,031	108,450
Automated Property Valuation Services	1,296,345	539,439
Other	34,211	25,756
Total Units	2,341,631	1,881,903

CAPITAL MARKETS
Securities Trading Volume (7)	$335,624	$312,666

BANKING
Banking Operations Assets (in billions)	$111	$83

INSURANCE
Net Premiums Earned:
Carrier	$133.2	$90.7
Reinsurance	30.1	20.8
Total Net Premiums Earned	$163.3	$111.5

Period-end Rates
10-Year U.S. Treasury Yield	3.67%	4.83%
FNMA 30-Year Fixed Rate MBS Coupon	5.05%	5.91%

(1)         This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)         These loans are processed by the Company’s Mortgage Banking production divisions and Countrywide Commercial Real Estate Finance, Inc. or purchased from non-affiliates and are included in “Total Loan Fundings” above. The amounts include loans funded for both investment and for sale. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(3)         Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)         Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(5)         Subservicing volume for non-Countrywide entities.

(6)         Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status. Delinquencies as a percentage of unpaid principal balance and numbers of loans serviced exclude loans in foreclosure.

(7)         Includes trades with Mortgage Banking Segment.

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